Second Amendment To Credit Agreement
This Second Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of September 14, 2012, by and among FCStone Merchant Services, LLC, a Delaware limited liability company (the “Borrower”), INTL FCStone Inc., as a Guarantor, the financial institutions party to this Amendment, as lenders (the “Lenders”), and Bank of Montreal, Chicago Branch, as administrative agent (the “Administrative Agent”).
Preliminary Statements
A.    The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into a certain Credit Agreement dated as of August 10, 2012, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 2.	Amendments.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1.    The defined term “Commitment” appearing in Section 5.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:
“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $75,000,000 as of September 14, 2012.
1.2.    The term “Lenders” as defined in the Credit Agreement shall mean and include Bank of Montreal (Chicago Branch) and CoBank, ACB (the “New Lender”). The New Lender agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto with a Commitment as set forth on Schedule 1 hereto. The New Lender shall have all of the rights of a Lender under the Credit Agreement as if it were an original signatory thereto.
1.3.    Schedule 1 to the Credit Agreement shall be amended and restated to read in its entirety in the form of Schedule 1 attached hereto.

Section 2.	Conditions Precedent.
This Amendment shall become effective upon satisfaction of all of the following conditions precedent:

2.1.    The Borrower, the Guarantors, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.
2.2.    The Borrower shall have executed and delivered a Revolving Note in favor of CoBank, ACB in the form of Exhibit C attached to the Credit Agreement.
2.3.    The Bank shall have received all fees required by that certain fee letter between the Borrower and the Administrative Agent.
2.4.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 3.	Representations.
3.1.    In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent and the Lenders that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except to the extent that such representations and warranties relate to an earlier date) and (b) it is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
3.2.    Since August 10, 2012, there has been no amendments, modifications, supplements or restatements to the Borrower's or Guarantor's articles of incorporation and bylaws (or comparable organizational documents), and such articles of incorporation and bylaws (or comparable organizational documents) are in full force and effect on the date hereof.
3.3.    There has been amendment, modifications, supplements or restatements to the Borrower's and Guarantor's resolutions delivered to the Administrative Agent in connection with the Credit Agreement and such resolutions have not been revoked and are in full force and effect as of the date hereof.

Section 4.	Miscellaneous.
4.1.    The Borrower heretofore executed and delivered to the Administrative Agent the Security Agreement and certain other Collateral Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.
4.2.    Except as specifically amended herein, the Credit Agreement, including without limitation the Guarantees set forth in Section 12 thereof, shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.    The Borrower agrees to pay on demand all out of pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.
4.4.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.
4.5.    On the date that this Amendment becomes effective, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans between themselves so that each Lender is then holding its relevant Percentage of outstanding Loans. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.
[Remainder Left Intentionally Blank]

This Second Amendment to Credit Agreement is entered into as of the date and year first above written.
“Borrower”
FCStone Merchant Services, LLC
By /s/ Peter J. Nessler, Jr.
Name Peter J. Nessler, Jr.
Title Vice President
By /s/ Xuong Nguyen
Name Xuong Nguyen
Title Chief Operating Officer
“Guarantor”

INTL FCStone Inc.
By /s/ William J. Dunaway
Name William J. Dunaway
Title Chief Financial Officer
By /s/ Brian T. Sephton
Name Brian T. Sephton
Title Chief Legal and Governance Officer

Accepted and agreed to.
Bank of Montreal, Chicago Branch, as Administrative Agent and a Lender
By /s/ Scott M. Ferris
Name Scott M. Ferris
Title Managing Director

CoBank, ACB, as a Lender
By /s/ Bert D. Johnson
Name Bert D. Johnson
Title Vice President

Schedule 1

Commitments

Name of Lender	Commitment
Bank of Montreal, Chicago Branch	$50,000,000
CoBank, ACB	$25,000,000
Total	$75,000,000